SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) October 20, 2015

AMERISERV FINANCIAL, Inc.

(exact name of registrant as specified in its charter)

Pennsylvania        0-11204        25-1424278

(State or other     (commission    (I.R.S. Employer

jurisdiction        File Number)   Identification No.)

of Incorporation)

Main and Franklin Streets, Johnstown, Pa.  15901

(address or principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: 814-533-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ) Written communications pursuant to Rule 425 under the Securities

Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange

Act (17 CFR 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the

Exchange Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the

Exchange Act (17 CFR 240.13e-4c))

Form 8-K

Item 2.02 Results of operation and financial condition.

AMERISERV FINANCIAL Inc. (the "Registrant") announced third quarter and first nine months of 2015 results through September 30, 2015.  For a more detailed description of the announcement see the press release attached as Exhibit 99.1.

Item 8.01     Other Events.

On October 20, 2015, AmeriServ Financial, Inc. issued a press release announcing that its Board of Directors had declared a cash dividend of $0.01 per share, payable on November 16, 2015 to shareholders of record on November 2, 2015.  The press release, attached hereto as Exhibit 99.1, is incorporated herein.

Exhibits

--------

Exhibit 99.1

Press release dated October 20, 2015, announcing the third quarter and first nine months of 2015 results through September 30, 2015.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISERV FINANCIAL, Inc.

By /s/Michael D. Lynch

Michael D. Lynch

SVP & CFO

Date: October 20, 2015

Exhibit 99.1

AMERISERV FINANCIAL REPORTS INCREASED EARNINGS FOR THE THIRD QUARTER AND FIRST NINE MONTHS OF 2015 AND DECLARES QUARTERLY COMMON STOCK DIVIDEND

JOHNSTOWN, PA – AmeriServ Financial, Inc. (NASDAQ: ASRV) continued its positive earnings momentum in the third quarter of 2015 by reporting net income available to common shareholders of $1,781,000, or $0.09 per diluted common share.  This represented a significant increase in earnings per share from the third quarter of 2014 where net income available to common shareholders totaled $312,000, or $0.02 per diluted common share.  The third quarter 2014 performance was negatively impacted by a $669,000 goodwill impairment charge.  For the nine month period ended September 30, 2015, the Company reported net income available to common shareholders of $4,466,000, or $0.24 per diluted share.  This represented a 118% increase in earnings per share from the first nine months of 2014 where net income available to common shareholders totaled $2,116,000, or $0.11 per diluted common share.  The following table highlights the Company’s financial performance for both the three and nine month periods ended September 30, 2015 and 2014:

	Third Quarter 2015	Third Quarter 2014	Nine Months Ended September 30, 2015	Nine Months Ended September 30, 2014

Net income	$1,833,000	$365,000	$4,623,000	$2,274,000
Net income available to common shareholders	$1,781,000	$312,000	$4,466,000	$2,116,000
Diluted earnings per share	$ 0.09	$ 0.02	$ 0.24	$0.11

Jeffrey A. Stopko, President and Chief Executive Officer, commented on the period ended September 30, 2015 financial results: “One of our primary goals for 2015 was to have a disciplined focus on successfully executing our business plans to increase profitability and improve the earnings power of AmeriServ Financial Inc.  This progress was again evident in the third quarter of 2015 as we were able to both increase revenue and reduce non-interest expense to help achieve meaningful growth in earnings per share.  Additionally, I am pleased that we have shown sustained earnings improvement in 2015 while maintaining excellent asset quality and a strong capital position.”

The Company’s net interest income in the third quarter of 2015 increased by $632,000, or 7.5%, from the prior year’s third quarter and for the first nine months of 2015 increased by $1,457,000, or 5.8%, when compared to the first nine months of 2014.  The Company has been able to increase its net interest income through a combination of earning asset growth and improved net interest margin performance.  The Company’s net interest margin of 3.52% for the first nine months of 2015 was four basis points better than the net interest margin of 3.48% for the first nine months of 2014.  Specifically, the earning asset growth has occurred in the loan portfolio as total loans averaged $853 million in the first nine months of 2015 which is $55 million, or 7.0%, higher than the $797 million average for the first nine months of 2014.  This loan growth reflects the successful results of the Company’s sales calling efforts, with an emphasis on generating commercial loans and owner occupied commercial real estate loans particularly through its loan production offices in stronger growth markets of Pittsburgh and Altoona in Pennsylvania, and Hagerstown, Maryland.  Interest income in 2015 has also benefitted from greater prepayment fees on early loan payoffs and an increased dividend from the FHLB of Pittsburgh.  Overall, total interest income has increased by $648,000, or 6.5%, in the third quarter of 2015 and by $1.5 million, or 5.0%, in the first nine months of 2015.

Total interest expense has been well controlled in 2015 as it increased by only $16,000 in the third quarter and $45,000, or 0.9%, in the first nine months of 2015 due to tight control of our cost of funds through disciplined deposit pricing.  Total deposit interest expense decreased by $169,000, or 4.6%, in the first nine months of 2015 from the same timeframe in 2014.  Even with this reduction in deposit costs, the Company continues to have a strong loyal core deposit base and success in cross-selling new loan customers into deposit products.  Specifically, total deposits averaged $887 million for the first nine months of 2015 which is $17 million, or 2.0%, higher than the $870 million average for the same period in 2014.  The Company is pleased that a meaningful portion of this deposit growth occurred in non-interest bearing demand deposit accounts.  This decreased interest expense for deposits has been offset by a $214,000 increase in the interest cost for borrowings as the Company has utilized more FHLB term advances to extend borrowings and provide protection against rising interest rates.

The Company recorded a $300,000 provision for loan losses in the third quarter of 2015 compared to no provision for loan losses in the third quarter of 2014.  For the nine month period in 2015, the Company recorded a $750,000 provision for loan losses compared to no provision for loan losses in the first nine months of 2014.  The provision recorded in 2015 was needed to support the continuing growth of the loan portfolio and cover net loan charge-offs.  The Company experienced net loan charge-offs of $245,000, or 0.11% of total loans, in the third quarter of 2015 compared to net loan charge-offs of $568,000, or 0.28% of total loans, in the third quarter of 2014.  For the nine month periods, there were net loan charge-offs of $601,000, or 0.09% of total loans, in 2015 compared to net loan charge-offs of $522,000, or 0.09% of total loans, in 2014.  Overall, the Company continued to maintain outstanding asset quality during the first nine months of 2015.  At September 30, 2015, non-performing assets totaled $2.3 million, or only 0.27% of total loans, and is $1.6 million lower than the September 30, 2014 level.  When determining the provision for loan losses, the Company considers a number of factors, some of which include periodic credit reviews, non-performing assets, loan delinquency and charge-off trends, concentrations of credit, loan volume trends and broader local and national economic trends.  In summary, the allowance for loan losses provided a strong 461% coverage of non-performing loans, and 1.13% of total loans, at September 30, 2015, compared to 400% coverage of non-performing loans, and 1.16% of total loans, at December 31, 2014.

Total non-interest income in the third quarter of 2015 increased by $422,000 from the prior year’s third quarter and for the first nine months of 2015 increased by $656,000, or 6.1%, when compared to the first nine months of 2014.  Increased revenue from trust and investment advisory fees and bank owned life insurance were two factors contributing to both the quarterly and nine month non-interest income increase.  Specifically, trust and investment advisory fees increased by $278,000, or 15.4%, for the quarter and $489,000, or 8.4%, for the nine month period due to increased assets under management which reflects successful new business development activities as well as effective management of existing customer accounts in this volatile market environment.  Trust assets under administration totaled $1.9 billion as of September 30, 2015.  Revenue from bank owned life insurance increased by $496,000 for the quarter and $658,000 for the nine month period due to the receipt of a total of three death claims in the first nine months of 2015.  These increases were partially offset by a reduction in deposit service charges in 2015 of $66,000 for the quarter and $197,000 for the nine month period due to fewer overdraft fees.  Mortgage related fees also dropped by $103,000 in the third quarter and $156,000 for the nine month period due to less mortgage refinance activity in 2015.  Finally, there was a net unfavorable shift of $185,000 in investment security transactions as the Company recognized a modest loss on the sale of lower yielding securities in the third quarter of 2015 compared to gains realized on the sale of rapidly pre-paying mortgage backed securities in 2014.

Total non-interest expense in the third quarter of 2015 decreased by $1,024,000, or 9.1%, from the prior year’s third quarter and for the first nine months of 2015 decreased by $1,733,000, or 5.3%, when compared to the first nine months of 2014.  The Company recognized a $669,000 goodwill impairment charge related to its investment advisory subsidiary in the third quarter of 2014.   There was no such charge in 2015.  Salaries and employee benefits were down by $60,000 in the third quarter and by $464,000, or 2.5%, in the first nine months of 2015, due to 23 fewer full time equivalent employees as certain employees who elected to participate in an early retirement program in late 2014 were not replaced in order to achieve efficiencies identified as part of a profitability improvement program.  Professional fees declined by $154,000 in the third quarter of 2015 and by $440,000, or 10.6%, in the first nine month period due to lower legal fees, director’s fees and consulting costs in 2015.  The remainder of the key non-interest expense categories were relatively consistent or down between years reflecting the Company’s continuing focus on reducing and controlling costs.  Finally, the Company recorded an income tax expense of $1,947,000, or an effective tax rate of 29.6%, in the first nine months of 2015 compared to the income tax expense of $1,200,000, or an effective tax rate of 34.5%, for the first nine months of 2014.  The higher income tax expense is due to the Company’s increased earnings in the first nine months of 2015 as the Company’s effective tax rate is lower than 2014 due to an increase in tax free revenue from bank owned life insurance.  The higher effective tax rate in 2014 was also due to the non-deductibility of the goodwill impairment charge for tax purposes.

The Company had total assets of $1.1 billion, shareholders’ equity of $119 million, a book value of $5.21 per common share and a tangible book value of $4.58 per common share at September 30, 2015.  The Company continued to maintain strong capital ratios that exceed the regulatory defined well capitalized status and had a tangible common equity to tangible assets ratio of 7.87% at September 30, 2015.

QUARTERLY COMMON STOCK DIVIDEND

The Company also announced that its Board of Directors declared a $0.01 per share quarterly common stock cash dividend.  The cash dividend is payable November 16, 2015 to shareholders of record on November 2, 2015.  This cash dividend represents a 1.2% annualized yield using the October 13, 2015 closing common stock price of $3.24.  For the first nine months of 2015, the Company’s dividend payout ratio was 12.5%.

This news release may contain forward-looking statements that involve risks and uncertainties, as defined in the Private Securities Litigation Reform Act of 1995, including the risks detailed in the Company's Annual Report and Form 10-K to the Securities and Exchange Commission.  Actual results may differ materially.

NASDAQ: ASRV

SUPPLEMENTAL FINANCIAL PERFORMANCE DATA

September 30, 2015

(In thousands, except per share and ratio data)

(Unaudited)

2015

	1QTR	2QTR	3QTR	YEAR
				TO DATE
PERFORMANCE DATA FOR THE PERIOD:
Net income	$1,369	$1,421	$1,833	$4,623
Net income available to common shareholders	1,316	1,369	1,781	4,466

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	0.51%	0.52%	0.66%	0.56%
Return on average equity	4.80	4.88	6.15	5.29
Net interest margin	3.57	3.45	3.52	3.52
Net charge-offs as a percentage of average loans	0.09	0.08	0.11	0.09
Loan loss provision as a percentage of average loans	0.12	0.09	0.14	0.12
Efficiency ratio	82.29	81.93	78.25	80.79

PER COMMON SHARE:
Net income:
Basic	$0.07	$0.07	$0.09	$0.24
Average number of common shares outstanding	18,851	18,859	18,869	18,860
Diluted	0.07	0.07	0.09	0.24
Average number of common shares outstanding	18,909	18,941	18,951	18,928
Cash dividends declared	$0.01	$0.01	$0.01	$0.03

2014

	1QTR	2QTR	3QTR	YEAR
				TO DATE
PERFORMANCE DATA FOR THE PERIOD:
Net income	$930	$979	$365	$2,274
Net income available to common shareholders	877	927	312	2,116

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	0.36%	0.37%	0.14%	0.29%
Return on average equity	3.30	3.41	1.25	2.64
Net interest margin	3.56	3.47	3.42	3.48
Net charge-offs (recoveries) as a percentage of average loans	-	(0.02)	0.28	0.09
Loan loss provision as a percentage of average loans	-	-	-	-
Efficiency ratio	89.02	88.29	93.68	90.32

PER COMMON SHARE:
Net income:
Basic	$0.05	$0.05	$0.02	$0.11
Average number of common shares outstanding	18,786	18,795	18,795	18,792
Diluted	0.05	0.05	0.02	0.11
Average number of common shares outstanding	18,904	18,936	18,908	18,916
Cash dividends declared	$0.01	$0.01	$0.01	$0.03

AMERISERV FINANCIAL, INC.

(In thousands, except per share, statistical, and ratio data)

(Unaudited)

2015

	1QTR	2QTR	3QTR
FINANCIAL CONDITION DATA AT PERIOD END
Assets	$1,103,416	$1,112,934	$1,110,843
Short-term investments/overnight funds	10,127	9,843	14,966
Investment securities	142,010	142,448	135,013
Loans and loans held for sale	853,972	866,243	868,213
Allowance for loan losses	9,689	9,717	9,772
Goodwill	11,944	11,944	11,944
Deposits	892,676	862,902	869,899
FHLB borrowings	71,219	109,430	100,988
Shareholders’ equity	116,328	117,305	119,408
Non-performing assets	3,046	2,565	2,294
Tangible common equity ratio	7.64	7.66	7.87
PER COMMON SHARE:
Book value (A)	$5.06	$5.11	$5.21
Tangible book value (A)	4.42	4.47	4.58
Market value	2.98	3.33	3.24
Trust assets – fair market value (B)	$2,033,573	$2,012,358	$1,935,495

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	318	318	318
Branch locations	17	17	17
Common shares outstanding	18,855,021	18,861,811	18,870,811

2014

	1QTR	2QTR	3QTR	4QTR
FINANCIAL CONDITION DATA AT PERIOD END
Assets	$1,051,108	$1,063,717	$1,070,431	$1,089,263
Short-term investments/overnight funds	9,019	8,013	6,662	9,092
Investment securities	154,754	153,603	150,471	146,950
Loans and loans held for sale	789,620	804,675	817,887	832,131
Allowance for loan losses	10,109	10,150	9,582	9,623
Goodwill	12,613	12,613	11,944	11,944
Deposits	875,333	873,908	872,170	869,881
FHLB borrowings	40,483	52,677	63,438	80,880
Shareholders’ equity	114,590	115,946	116,146	114,407
Non-performing assets	3,274	4,469	3,897	2,917
Tangible common equity ratio	7.80	7.83	7.86	7.56
PER COMMON SHARE:
Book value (A)	$4.97	$5.05	$5.06	$4.97
Tangible book value (A)	4.31	4.38	4.43	4.33
Market value	3.85	3.48	3.30	3.13
Trust assets – fair market value (B)	$1,692,663	$1,873,996	$1,872,088	$1,883,937

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	347	345	341	314
Branch locations	18	17	17	17
Common shares outstanding	18,793,388	18,794,888	18,794,888	18,794,888

NOTES:

(A)

Preferred stock of $21 million received through the Small Business Lending Fund is excluded from the book value per common share and tangible book value per common share calculations.

        (B) Not recognized on the consolidated balance sheets.

AMERISERV FINANCIAL, INC.

CONSOLIDATED STATEMENT OF INCOME

(In thousands)

(Unaudited)

2015

	1QTR	2QTR	3QTR	YEAR
INTEREST INCOME				TO DATE
Interest and fees on loans	$9,456	$9,480	$9,718	$28,654
Interest on investments	1,067	929	949	2,945
Total Interest Income	10,523	10,409	10,667	31,599

INTEREST EXPENSE
Deposits	1,174	1,171	1,174	3,519
All borrowings	415	438	458	1,311
Total Interest Expense	1,589	1,609	1,632	4,830

NET INTEREST INCOME	8,934	8,800	9,035	26,769
Provision for loan losses	250	200	300	750
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	8,684	8,600	8,735	26,019

NON-INTEREST INCOME
Trust and investment advisory fees	2,056	2,135	2,085	6,276
Service charges on deposit accounts	419	429	441	1,289
Net realized gains on loans held for sale	191	225	178	594
Mortgage related fees	115	109	87	311
Net realized gains(losses) on investment securities	-	28	(36)	(8)
Bank owned life insurance	363	171	684	1,218
Other income	568	595	576	1,739
Total Non-Interest Income	3,712	3,692	4,015	11,419

NON-INTEREST EXPENSE
Salaries and employee benefits	6,073	5,944	6,079	18,096
Net occupancy expense	841	718	692	2,251
Equipment expense	466	480	409	1,355
Professional fees	1,211	1,275	1,206	3,692
FDIC deposit insurance expense	167	164	174	505
Other expenses	1,652	1,658	1,659	4,969
Total Non-Interest Expense	10,410	10,239	10,219	30,868

PRETAX INCOME	1,986	2,053	2,531	6,570
Income tax expense	617	632	698	1,947
NET INCOME	1,369	1,421	1,833	4,623
Preferred stock dividends	53	52	52	157
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$1,316	$1,369	$1,781	$4,466

2014

	1QTR	2QTR	3QTR	YEAR
INTEREST INCOME				TO DATE
Interest and fees on loans	$9,032	$8,939	$9,019	$26,990
Interest on investments	1,063	1,044	1,000	3,107
Total Interest Income	10,095	9,983	10,019	30,097

INTEREST EXPENSE
Deposits	1,211	1,240	1,237	3,688
All borrowings	359	359	379	1,097
Total Interest Expense	1,570	1,599	1,616	4,785

NET INTEREST INCOME	8,525	8,384	8,403	25,312
Provision for loan losses	-	-	-	-
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	8,525	8,384	8,403	25,312

NON-INTEREST INCOME
Trust and investment advisory fees	2,032	1,948	1,807	5,787
Service charges on deposit accounts	478	501	507	1,486
Net realized gains on loans held for sale	101	171	275	547
Mortgage related fees	117	160	190	467
Net realized gains on investment securities	57	120	-	177
Bank owned life insurance	187	185	188	560
Other income	560	553	626	1,739
Total Non-Interest Income	3,532	3,638	3,593	10,763

NON-INTEREST EXPENSE
Salaries and employee benefits	6,314	6,107	6,139	18,560
Net occupancy expense	839	717	709	2,265
Equipment expense	470	494	468	1,432
Professional fees	1,308	1,464	1,360	4,132
FDIC deposit insurance expense	160	154	159	473
Goodwill impairment charge	-	-	669	669
Other expenses	1,647	1,684	1,739	5,070
Total Non-Interest Expense	10,738	10,620	11,243	32,601

PRETAX INCOME	1,319	1,402	753	3,474
Income tax expense	389	423	388	1,200
NET INCOME	930	979	365	2,274
Preferred stock dividends	53	52	53	158
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$877	$927	$312	$2,116

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

Average Balance Sheet Data (In thousands)

(Unaudited)

2015

2014

		NINE		NINE
	3QTR	MONTHS	3QTR	MONTHS
Interest earning assets:
Loans and loans held for sale, net of unearned income	$858,752	$852,553	$808,731	$797,090
Short-term investment in money market funds	9,496	10,228	7,207	6,904
Deposits with banks	1,235	1,235	1,449	2,635
Total investment securities	144,958	146,348	155,816	158,651
Total interest earning assets	1,014,441	1,010,364	973,203	965,280

Non-interest earning assets:
Cash and due from banks	16,362	17,241	16,027	15,755
Premises and equipment	12,508	12,729	13,477	13,273
Other assets	69,021	69,732	69,528	69,635
Allowance for loan losses	(9,837)	(9,751)	(10,040)	(10,101)

Total assets	$1,102,495	$1,100,315	$1,062,195	$1,053,842

Interest bearing liabilities:
Interest bearing deposits:
Interest bearing demand	$101,494	$98,668	$104,197	$95,688
Savings	95,968	95,050	89,522	89,647
Money market	235,578	233,311	228,353	228,898
Other time	277,680	291,668	299,730	301,959
Total interest bearing deposits	710,720	718,697	721,802	716,192
Borrowings:
Federal funds purchased and other short-term borrowings	40,427	27,228	12,933	16,606
Advances from Federal Home Loan Bank	46,386	45,300	34,729	30,605
Guaranteed junior subordinated deferrable interest debentures	13,085	13,085	13,085	13,085
Total interest bearing liabilities	810,618	804,310	782,549	776,488

Non-interest bearing liabilities:
Demand deposits	164,092	168,634	155,157	153,648
Other liabilities	9,531	10,442	8,143	8,395
Shareholders’ equity	118,254	116,929	116,346	115,311
Total liabilities and shareholders’ equity	$1,102,495	$1,100,315	$1,062,195	$1,053,842